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                                                                     EXHIBIT 4.4

                                 AMENDMENT NO. 3
                                     TO THE
                         NCI 401(k) PROFIT SHARING PLAN

         THIS AMENDMENT NO. 3, executed this 30th day of June, 2003, and effective as set forth herein, by NCI Building Systems, Inc., having its principal office in Houston, Texas (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company amended and restated the NCI 401(k) Profit Sharing Plan (the "Plan") effective generally as of January 1, 2001 to, among other things, incorporate various changes to the Internal Revenue Code of 1986, as amended applicable to the Plan; and

         WHEREAS, the Company amended the Plan further to, among other things, incorporate certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 applicable to the Plan and to make other administrative and volume submitter document changes; and

         WHEREAS, the Company desires to adopt this Amendment No. 3 effective as set forth herein to add (i) certain required minimum distribution provisions to reflect final regulations issued by the Internal Revenue Service, (ii) provisions to reflect changes to the Plan's matching contribution formula in accordance with the actions taken by the Compensation Committee of the Company's Board of Directors and (iii) provisions to credit periods of service with Able Manufacturing & Wholesale Garage Door Co. as service with the Company for purposes of the Plan in connection with the purchase by the Company of substantially all of the assets of Able Manufacturing & Wholesale Garage Door Co.;

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 3 to the
Plan:

         The Plan is hereby amended, effective as set forth herein, to add the required minimum distribution provisions contained in final and temporary regulations issued by the Internal Revenue Service under Code section 401(a)(9) to read as follows:


                                    SECTION I
                                   DEFINITIONS

1.1      Interpretation

Except as otherwise specifically provided in this Amendment, any term defined in
Section 1.1 of the Plan has the meaning given to such term in that Section.

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1.2      Definitions

(a) A Participant's "DESIGNATED BENEFICIARY" means the individual who is designated as the Participant's Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and
         Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) A "DISTRIBUTION CALENDAR YEAR" means a calendar year for which a minimum distribution is required.

         (i) The first "distribution calendar year" designation will depend on whether distributions begin before or after the Participant's death:

                  (A) For distributions beginning before the Participant's death, the first "distribution calendar year" is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date.

                  (B) For distributions beginning after the Participant's death, the first "distribution calendar year" is the calendar year in which distributions are required to begin under Section 3.3 of this Amendment.

         (ii) The timing of the required minimum distribution for a "distribution calendar year" will be as follows:

                  (A) The required minimum distribution for the Participant's first "distribution calendar year" will be made on or before the Participant's Required Beginning Date.

                  (B) The required minimum distribution for other "distribution calendar years," including the required minimum distribution for the "distribution calendar year" in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that "distribution calendar year."

(c) A Participant's or Beneficiary's "LIFE EXPECTANCY" means his or her life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)      A "PARTICIPANT'S ACCOUNT BALANCE" means:

         (i) The Account balance as of the last Valuation Date in the calendar year immediately preceding the "distribution calendar year" (the "valuation calendar year"), adjusted as follows:

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              (A) Such account balance shall be increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the "valuation calendar year" after the Valuation Date.

              (B) Such account balance shall be decreased by distributions made in the "valuation calendar year" after the Valuation Date.

         (ii) The Account balance for the "valuation calendar year" includes any amounts rolled over or transferred to the Plan either in the "valuation calendar year" or in the "distribution calendar year" if distributed or transferred in the "valuation calendar year."

                                   SECTION II
                                  GENERAL RULES

2.1      Effective Date

Unless an earlier effective date is specified in Section 3.5, the provisions of this Amendment will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

2.2      Precedence

The provisions of this Amendment take precedence over any inconsistent provisions of the Plan; provided, however, that distributions will be made only in the form permitted under Article XVI of the Plan.

2.3      Requirements of Treasury Regulations Incorporated

All distributions required under the Plan and this Amendment will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

2.4      TEFRA Section 242(b)(2) Elections

Notwithstanding the other provisions of this Amendment, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

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                                   SECTION III
                         TIME AND MANNER OF DISTRIBUTION

3.1      Distributions to Participant

A Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

3.2      Required Minimum Distributions During a Participant's Lifetime

(a) During the Participant's lifetime, the minimum amount that will be distributed for each "distribution calendar year" is the lesser of:

         (i) the quotient obtained by dividing the "Participant's account balance" by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the "distribution calendar year," and

         (ii) if the Participant's sole "designated beneficiary" for a "distribution calendar year" is the Participant's spouse, the quotient obtained by dividing the "Participant's account balance" by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the "distribution calendar year."

(b)      Required minimum distributions will be determined under this Section
         3.2 beginning with the first "distribution calendar year" and up to and including the "distribution calendar year" that includes the Participant's date of death.

3.3 Distributions to Beneficiaries when Participant Dies Before Distributions Begin

(a) If a Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, in accordance with the following rules:

         (i) Except as provided in paragraph (ii) below, the Participant's entire interest must be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (ii) If a distribution option other than lump sum is available to Beneficiaries under the Plan, a "designated beneficiary" may elect to receive distributions according to the "life expectancy rule" described in paragraphs (A) through (C) below. Subject to the special rules for commencement of distributions to spouses who qualify as sole "designated beneficiaries" contained in subsection (b), such election must be made no later than September 30 of the calendar year following the calendar year in which the Participant died.

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                  (A)      Subject to the special rules for commencement of
                           distributions to spouses who qualify as sole
                           "designated beneficiaries" contained in subsection
                           (b), distribution must commence no later than December 31 of the calendar year following the calendar year in which the Participant died.

                  (B) The minimum amount that will be distributed to the "designated beneficiary" for each "distribution calendar year" during the "designated beneficiary's" lifetime is the quotient obtained by dividing the "Participant's account balance" by the "designated beneficiary's" remaining "life expectancy."

                  (C) The "designated beneficiary's" remaining "life expectancy" is determined for the first "distribution calendar year" using the Single Life table in Section 1.401(a)(9)-9 of the Treasury Regulations, and the "designated beneficiary's" age as of his or her birthday in the calendar year immediately following the calendar year of the Participant's death. In subsequent "distribution calendar years," the "designated beneficiary's" remaining "life expectancy" is determined as follows:

                           (I) if the Participant's spouse is not the Participant's sole "designated beneficiary," the "life expectancy" determined above is reduced by one for each calendar year that has elapsed after the calendar year immediately following the calendar year of the Participant's death.

                           (II) If the Participant's surviving spouse is the Participant's sole "designated beneficiary," the "designated beneficiary's" remaining "life expectancy" shall be re-determined for each subsequent "distribution calendar year" using the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations, and the "designated beneficiary's" age as of the "designated beneficiary's" birthday in the "distribution calendar year."

(b) If a Participant's spouse is a sole "designated beneficiary" with respect to all or any portion of the Participant's interest, and a distribution option other than lump sum is available to Beneficiaries under the Plan, the following rules apply:

         (i) Such spouse may elect to receive distributions according to the life expectancy rule described in Section 3.3.(a)(ii) above and delay distribution commencement until the later of:

                  (A) December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                  (B) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

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         (ii)     The spouse's election to delay distribution commencement must be made no later than September 30 of the calendar year in which distribution would be required to begin under Section 3.3(a)(i) or Section 3.3.(b)(i), whichever is earlier.

(c) For purposes of subsection (b), a Participant's spouse qualifies as a sole "designated beneficiary" if he or she is:

         (i) entitled to the entire interest in the Participant's Account or a segregated portion of such Account; and

         (ii) no other "designated beneficiary" is entitled to any portion of that interest unless the spouse dies prior to receiving full distribution of that interest.

(d) If the Participant's spouse is a sole "designated beneficiary" with respect to all or any portion of the Participant's interest and the spouse dies after the Participant but before distributions to either the Participant or the spouse begin, the rules described above shall be applied with respect to the interest for which the spouse was the sole "designated beneficiary," substituting the date of the spouse's death for the date of the Participant's death.

(e) Notwithstanding any other provision of Section 3.3 to the contrary, if there is no "designated beneficiary" as of September 30 of the calendar year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

3.4 Distributions to Beneficiaries when the Participant Dies After Distributions have Begun

(a) When a Participant dies after having commenced receiving distribution in a form other than lump sum, minimum distributions for "distribution calendar years" beginning after the Participant's death will be determined as follows:

         (i) When there is a "designated beneficiary," the minimum amount that will be distributed for each "distribution calendar year" after the year of the Participant's death is the quotient obtained by dividing the "Participant's account balance" by the longer of:

                  (A) the remaining "life expectancy" of the Participant, calculated using the Single Life Table set forth in
                           Section 1.401(a)(9)-9 of the Treasury Regulations and the age of the Participant in the year of death, reduced by one for each subsequent year; or

                  (B) the remaining "life expectancy" of the "designated beneficiary," as determined in Section 3.3(a)(ii)(C) above.

         (ii) When there is no "designated beneficiary" as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed each

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                  "distribution calendar year" after the year of the
                  Participant's death is the quotient obtained by dividing the "Participant's account balance" by the Participant's remaining "life expectancy" calculated using the Single Life Tables set forth in Section 1.401(a)(9)-9 of the Treasury Regulations and the age of the Participant in the year of death, reduced by one for each subsequent year.

3.5      Effective Date

This Amendment applies for purposes of determining required minimum distributions for "distribution calendar years" beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 "distribution calendar year" that are made on or after January 1, 2003.

3.6      Coordination with Minimum Distribution Requirements Previously in
         Effect

Required minimum distributions for 2002 under this Amendment will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Amendment equals or exceeds the required minimum distributions determined under this Amendment, then no additional distributions will be required to be made for 2002 on or after the effective date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Amendment is less than the amount determined under this Amendment, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Amendment.

2. Section 1.1 of the Plan hereby is amended, effective June 30, 2003, by restating the definition of "Predecessor Employer" set forth therein in its entirety to read as follows:

         A "PREDECESSOR EMPLOYER" means any company that is a predecessor organization to an Employer under the Code, provided that the Employer maintains a plan of such predecessor organization. In addition, a Predecessor Employer includes the following: each entity with respect to which Employees' service was recognized under the Plan prior to the restatement set forth herein, Metal Building Components, Inc. and its operating subsidiaries, Doublecote L.L.C., Midland Metals, Inc. and Able Manufacturing & Wholesale Garage Door Co.

3. Section 6.5 of the Plan hereby is amended, effective January 1, 2003, by restatement in its entirety to read as follows:

6.5      Additional Profit-Sharing Matching Contributions

In addition to its Regular Matching Contribution, subject to the limits of
Section 6.6, each Employer may make an Additional Profit-Sharing Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees who has met the allocation requirements for Additional Profit-Sharing Matching Contributions described in this Article. The amount of any such Additional Profit-Sharing Matching Contribution shall be based on the

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Employer's return on its assets for the fiscal year ending within the
Contribution Period, as determined by the Employer's accountants, and shall be equal to:

(a) If the return on assets is equal to or greater than 20 percent, but less than 25 percent, 16.33 percent of the Tax-Deferred Contributions made for the Contribution Period on behalf of each such Eligible Employee.

(b) If the return on assets is 25 percent or more, 33.33 percent of the Tax-Deferred Contributions made for the Contribution Period on behalf of each such Eligible Employee.

         IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 3 to be executed as of the day and year first above written.

                                     NCI BUILDING SYSTEMS, INC.

                                     By: /s/ Donnie R. Humphries
                                         ---------------------------------------
                                         Donnie R. Humphries, Secretary

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